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                                                                  EXHIBIT 10.116



                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

               This First Amendment ("Amendment") is made and entered into effective as of October 1, 2001 (the "Effective Date") to the Employment Agreement referenced below by and between drkoop.com, Inc., DBA Dr. Koop LifeCare Corporation ("Company" or "Employer"), and Greg Taylor, an individual ("Employee") (together the "Parties").

                                    RECITALS

               WHEREAS, the Parties had entered into an Employment Agreement on January 1, 2001 (the "Original Agreement"); and

               WHEREAS, the Parties now want to amend the Original Agreement to make such changes as are specifically covered herein and as specifically identified in italics.

                                    AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        Section 3 (a) is hereby deleted and revised to read in its entirety as follows:

        Base Salary. The Company shall pay to Employee during the Term of Employment a base salary at the rate of One Hundred Eighty Thousand Dollars ($180,000) per calendar year. Such salary shall be payable at least semi-monthly in accordance with the Company's normal payroll procedures. (Employee's annual salary, as set forth above or as it may be increased from time to time in the Board's sole discretion, shall be referred to hereinafter as the "Base Salary."). The Parties acknowledge that the aforementioned salary represents a reduction from said salary set forth in the Original Agreement. Said reduction shall be deferred, and consequently accrued by Employee until Employer achieves cash flow surplus on a pro-forma operating basis. Upon achieving said status, Employer will revert Employee's salary to the amount set forth in the Original Agreement and reimburse Employee the accrual over a three-month period, provided that said reimbursement does not result in a monthly cash flow deficit by Employer. In the event Employer cannot raise additional operating capital sufficient to continue its business operations, Employer shall use its best efforts to reimburse the aforementioned accrual to Employee. However, the Parties acknowledge that this representation of "best efforts" does not amount to a promise or guarantee on the part of Employer. The Parties further acknowledge that any and all salary-related consideration referenced in Employee's Original Agreement and otherwise, including but not limited to severance pay and vacation accrual, shall be controlled and governed by the base salary amount referenced in the Original Agreement. In the event of change of control on the part of Employer or termination of Employee without cause or good reason, all accrued salary shall become immediately due and payable to Employee.

                                 **************

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Except as set forth in this Amendment, the Original Agreement shall remain in full force and effect and references in the Original Agreement to "this Agreement", "hereunder", "herein", "hereof", and words of like effect shall mean the Original Agreement as so amended by this Amendment.

This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which signed counterparts, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date referenced above.


Employee                                     Dr. Koop LifeCare Corporation


By: /s/ GREG TAYLOR                          By: /s/ CHRISTOPHER PETROVIC
   --------------------------------             --------------------------------
Name:  Greg Taylor                           Name:  Christopher Petrovic
                                             Title: Vice President